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                   SECURITIES PURCHASE AND EXCHANGE AGREEMENT

                           dated as of March 19, 1999


                                 by and between


                                   SUGEN, INC.


                                       and


                                     [BUYER]





                       ----------------------------------





                      12% SENIOR CONVERTIBLE NOTES DUE 2002


                                       and


                         WARRANTS TO PURCHASE ADDITIONAL
                          12% SENIOR CONVERTIBLE NOTES


                       ----------------------------------


                                Placement Agent:


                          DIAZ & ALTSCHUL CAPITAL, LLC


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


                                   SUGEN, INC.

                   SECURITIES PURCHASE AND EXCHANGE AGREEMENT

                      12% SENIOR CONVERTIBLE NOTES DUE 2002

                                       and

                         WARRANTS TO PURCHASE ADDITIONAL
                          12% SENIOR CONVERTIBLE NOTES

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1.  DEFINITIONS................................................................1

2.  PURCHASE AND SALE..........................................................6
    (a)      Purchase..........................................................6
    (b)      Form of Payment...................................................6
    (c)      Exchange of Notes.................................................6
    (d)      Closing...........................................................7

3.  REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF
    THE BUYER..................................................................7
    (a)      Acquisition for Investment........................................7
    (b)      Accredited Investor...............................................7
    (c)      Reoffers and Resales..............................................7
    (d)      Company Reliance..................................................8
    (e)      Information Provided..............................................8
    (f)      Absence of Approvals..............................................8
    (g)      Securities Purchase and Exchange Agreement........................8
    (h)      Buyer Status......................................................9

4.  REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF
    THE COMPANY................................................................9
    (a)      Organization and Authority........................................9
    (b)      Qualifications....................................................9
    (c)      Capitalization....................................................9
    (d)      Material Losses..................................................10
    (e)      Concerning the Shares and the Common Stock.......................10
    (f)      Corporate Authorization..........................................10
    (g)      Non-contravention................................................11
    (h)      Approvals, Filings, Etc..........................................11
    (i)      Information Provided.............................................11
    (j)      Conduct of Business..............................................11
    (k)      SEC Filings......................................................12
    (l)      Absence of Certain Proceedings...................................12
    (m)      Liabilities......................................................12

    (n)      Absence of Certain Changes.......................................12
    (o)      Intellectual Property............................................12
    (p)      Internal Accounting Controls.....................................13
    (q)      Compliance with Law..............................................13
    (r)      Properties.......................................................13
    (s)      Labor Relations..................................................13
    (t)      Insurance........................................................13
    (u)      Tax Matters......................................................13
    (v)      Investment Company...............................................14
    (w)      Absence of Brokers, Finders, Etc.................................14
    (x)      No Solicitation..................................................14
    (y)      Rights Agreement.................................................14
    (z)      Certain Securities Law Matters...................................14

5.  CERTAIN COVENANTS AND WAIVER..............................................14
    (a)      Transfer Restrictions............................................14
    (b)      Restrictive Legends..............................................15
    (c)      Nasdaq Listing...................................................16
    (d)      Form D...........................................................16
    (e)      State Securities Laws............................................16
    (f)      Limitation on Certain Actions....................................16
    (g)      Use of Proceeds..................................................16
    (h)      Best Efforts.....................................................17
    (i)      Debt Obligation..................................................17
    (j)      Buyer's Waiver...................................................17

6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL
    AND EXCHANGE..............................................................17

7.  CONDITIONS TO THE BUYER'S OBLIGATIONS TO
    PURCHASE AND EXCHANGE.....................................................18
    (a)      Closing Date.....................................................18
    (b)      Exchange Date....................................................19

8.  REGISTRATION RIGHTS.......................................................19
    (a)      Mandatory Registration...........................................19
    (b)      Obligations of the Company.......................................20
    (c)      Obligations of the Buyer and other Investors.....................23
    (d)      Rule 144.........................................................24

9.  INDEMNIFICATION AND CONTRIBUTION..........................................24
    (a)      Indemnification..................................................24
    (b)      Contribution.....................................................26
    (c)      Other Rights.....................................................26
    10.      MISCELLANEOUS....................................................26
    (a)      Governing Law....................................................26
    (b)      Headings.........................................................26
    (c)      Severability.....................................................26
    (d)      Notices..........................................................26

    (e)      Counterparts.....................................................26
    (f)      Entire Agreement.................................................27
    (g)      Waiver...........................................................27
    (h)      Amendment........................................................27
    (i)      Further Assurances...............................................27
    (j)      Assignment of Certain Rights and Obligations.....................27
    (k)      Expenses.........................................................28
    (l)      Termination......................................................28
    (m)      Survival.........................................................28
    (n)      Public Statements, Press Releases, Etc...........................28
    (o)      Construction.....................................................29


ANNEXES
-------

ANNEX I    -  Form of 12% Senior Convertible Note due 2002
ANNEX II   -  Form of 12% Senior Convertible Note Purchase Warrant
ANNEX III  -  Form of Issuing Agent  Instruction  to Be Delivered on the Closing
              Date
ANNEX IV   -  Form of  Opinion  of Cooley  Godward  LLP to Be  Delivered  on the
              Closing Date
ANNEX V    -  Form of Opinion of Lyon & Lyon LLP to Be  Delivered on the Closing
              Date
ANNEX VI   -  Form  of   Instruction  to  Transfer  Agent  to  Be  Delivered  in
              Connection with Effectiveness of the Registration Statement
ANNEX VII  -  Form  of  Opinion  of  Cooley  Godward  LLP  to  Be  Delivered  in
              Connection with Effectiveness of the Registration Statement
ANNEX VIII -  Form of Opinion of Lyon & Lyon LLP to Be Delivered  in  Connection
              with Effectiveness of the Registration Statement

                   SECURITIES PURCHASE AND EXCHANGE AGREEMENT




         THIS SECURITIES PURCHASE AND EXCHANGE AGREEMENT, dated as of March 19, 1999 (this "Agreement"), by and between SUGEN, INC., a Delaware corporation, with headquarters located at 230 East Grand Avenue, South San Francisco, California 94080 (the "Company"), and [_________________] (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Buyer wishes to purchase from the Company and the Company wishes to sell to the Buyer, upon the terms and subject to the conditions of this Agreement, the Purchase Note (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section
1) having the aggregate principal amount, if any, set forth on the signature page of this Agreement and which will be convertible into shares of Common Stock;

         WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company wishes to issue the Exchange Note, if any, to the Buyer in exchange for the Outstanding Note, if any, and the Buyer wishes to exchange the Outstanding Note, if any, for the Exchange Note; and

         WHEREAS, in connection with the issuance of the Notes, the Company is issuing to the Buyer Warrants on the terms provided herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS.

         (a) As used in this Agreement, the terms "Agreement", "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

         (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

         (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Blackout Period" means the period of up to 20 consecutive Trading Days commencing on the day immediately after the date the Company notifies the Investors that they are required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8(b)(5)(A) during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend the Registration Statement or to supplement the Prospectus.

         "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

         "Claims" means any losses, claims, damages, liabilities or expenses (joint or several), incurred by a Person.

         "Closing Date" means 12:00 noon, New York City time, on March 24, 1999 or such other mutually agreed to time.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         "Common Stock Warrants" means the Common Stock Purchase Warrants issuable or issued by the Company upon redemption of the Notes, the Warrant Notes and the Warrants.

         "Common Stock Warrant Expiration Date" means the "Expiration Date" as defined in the Common Stock Warrants.

         "Conversion Price" shall have the meaning to be provided or provided in the Notes.

         "Conversion Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable upon conversion of any Note or Warrant Note.

         "Disclosure Schedule" means the Disclosure Schedule prepared by the Company and furnished to the Buyer prior to the date of execution and delivery of this Agreement by the Buyer.

         "Event of Default" shall have the meaning to be provided or provided in the Notes or the Warrant Notes.

         "Exchange Date" means the date that is 135 days after the Closing Date or such earlier date specified by the Buyer in accordance with Section 2(c)(2).

         "Exchange Note" means the 12% Senior Convertible Note due 2002 in the form of Annex I to this Agreement to be issued to the Buyer in exchange for the Outstanding Note, if any, pursuant to Section 2(c).

         "Indemnified Party" means the Company, each of its directors, each of its officers, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder offering or selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

         "Indemnified Person" means the Buyer and each other Investor who beneficially owns or holds Registrable Securities included in the Registration Statement and each other Investor who offers or sells Registrable Securities included in the Registration Statement in the manner permitted under this Agreement, the directors, if any, of the Buyer or such Investor, the officers, if any, of the Buyer and any such Investor, each Person, if any, who controls the Buyer or any such Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such
Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

         "Inspector" means any attorney, accountant or other agent reasonably acceptable to the Company retained by an Investor for the purposes provided in
Section 8(b)(9).

         "Interest Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in payment of interest on the Notes or the Warrant Notes.

         "Investor" means the Buyer and any permitted transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9, and 10 of this Agreement.

         "Issuing Agent Instruction" means the letter from the Company to the Transfer Agent in the form of Annex III to this Agreement.

         "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

         "Market Price" shall have the meaning to be provided or provided in the Notes.

         "Maturity Date" shall have the meaning to be provided or provided in the Notes.

         "Nasdaq" means the Nasdaq National Market.

         "NASD" means the National Association of Securities Dealers, Inc.

         "1997 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (including any information or documents incorporated therein by reference).

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "1933 Act" means the Securities Act of 1933, as amended.

         "Non-Responsive Investor" means an Investor who does not provide the Required Information to the Company at least one Business Day prior to the filing of the Registration Statement.

         "Note" means the Purchase Note or the Exchange Note and "Notes" means, collectively, the Purchase Note and the Exchange Note.

         "Other Notes" means the "Other Notes" and the "Warrant Notes" as defined in the Notes.

         "Other Securities Purchase Agreements" means the several Securities Purchase and Exchange Agreements, dated as of the date hereof, by and between the Company and the buyers named therein relating to the Other Notes.

         "Outstanding Note" means all of the Company's 5% Senior Custom Convertible Notes due 2000 registered in the name of the Buyer or its nominee.

         "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

         "Placement Agent" means Diaz & Altschul Capital, LLC.

         "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights hereafter issued by the Company with respect to the Common Stock).

         "Prospectus" means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto and including any documents or information incorporated therein by reference.

         "Purchase Note" means the 12% Senior Convertible Note due 2002 of the Company in the form of Annex I to this Agreement to be purchased by the Buyer pursuant to Section 2(a).

         "Purchase Price" means the purchase price for the Purchase Note set forth on the signature page of this Agreement.

         "Questionnaire" means the Prospective Purchaser Questionnaire completed by the Buyer in connection with this Agreement.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Record" means all pertinent financial and other records, pertinent corporate documents and properties of the Company subject to inspection for the purposes provided in Section 8(b)(9).

         "Register," "registered," and "registration" refer to a registration effected by preparing and filing the Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

         "Registrable Securities" means the Shares (other than the Conversion Shares issuable upon conversion of, and the Interest Shares issuable in payment of interest on, the

Exchange Notes) and any stock or other securities into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Company or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such stock or other securities into which or for which the shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

         "Registration Period" means the period from the SEC Effective Date to the earlier of

         (i) the date which is two years after the later of (A) the end of the Warrant Exercise Period and (B) the Common Stock Warrant Expiration Date (or, if
(x) the Notes and the Warrant Notes shall have been fully converted into shares of Common Stock and the Warrants and the Common Stock Warrants shall have been fully exercised, (y) the Maturity Date of the Notes and the Warrant Notes shall have occurred, the Common Stock Warrant Expiration Date shall have occurred and the Warrant Exercise Period shall have expired or (z) the Notes, the Warrant
Notes, the Warrants and the Common Stock Warrants shall no longer remain outstanding, such date after which each Investor may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period), and

         (ii) the date on which the Investors no longer beneficially own any Registrable Securities.

         "Registration Statement" means a registration statement on Form S-3 (or the comparable form at the time of filing with the SEC) of the Company under the 1933 Act relating to the resale of the Registrable Securities and which names the Investors as selling stockholders.

         "Regulation D" means Regulation D under the 1933 Act.

         "Repurchase Event" shall have the meaning to be provided or provided in the Notes or the Warrant Notes.

         "Required Information" means, with respect to any Investor, all information regarding such Investor, the Registrable Securities held by such Investor or which such Investor has the right to acquire and the intended method of disposition of the Registrable Securities held by such Investor or which such Investor has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Investor of such Registrable Securities.

         "Rights Agreement" means the Rights Agreement, dated as of August 1, 1995, by and between the Company and Boston EquiServe, as Rights Agent.

         "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

         "Rule 144" means Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a "safe harbor" exemption from registration under the 1933 Act so as to permit a holder of any securities to sell securities of the Company to the public without registration under the 1933 Act.

         "Rule 144A" means Rule 144A under the 1933 Act or any successor rule thereto.

         "SEC" means the Securities and Exchange Commission.

         "SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

         "SEC Filing Date" means the date the Registration Statement is first filed with the SEC pursuant to Section 8.

         "SEC Reports" means (1) the 1997 10-K, (2) the Company's definitive Proxy Statement for its 1998 Annual Meeting of Stockholders, and (3) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

         "Securities" means, collectively, the Notes, the Warrant Notes, the Warrants, the Common Stock Warrants, and the Shares.

         "September 1998 10-Q" means the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as filed with the SEC.

         "Shares" means the Conversion Shares, the Interest Shares and the Warrant Shares.

         "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         "Trading Day" shall have the meaning to be provided or provided in the Notes.

         "Transaction  Documents"  means,  collectively,   this  Agreement,  the
Securities and the other agreements, instruments and documents contemplated hereby and thereby.

         "Transfer Agent" means BankBoston, N.A., or any successor thereof, serving as transfer agent and registrar for the Common Stock.

         "Violation" means

         (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

         (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

         (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

         (iv) any breach or alleged breach by any Person other than the Buyer of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

         "Warrant Exercise Period" means the "Exercise Period" as defined in the Warrants.

         "Warrants" means the 12% Senior Convertible Note Purchase Warrants in the form of Annex II to this Agreement.

         "Warrant  Note"  means any 12% Senior  Convertible  Note in the form of
Exhibit 3 to the Warrants in the aggregate principal amount set forth on the signature page of this Agreement that is issuable or issued to the Buyer pursuant to the Warrant.

         "Warrant Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable upon exercise of the Common Stock Warrants.

         2. PURCHASE AND SALE; PURCHASE PRICE; EXCHANGE.

         (a) Purchase. Upon the terms and subject to the conditions of this Agreement, the Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the Purchase Note in the principal amount set forth on the signature page of this Agreement and having the terms and conditions as set forth in the form of the Note attached hereto as Annex I for the Purchase Price. In connection with the purchase and sale of the Purchase Note, the Company will issue to the Buyer a Warrant to purchase Warrants Notes having an aggregate principal amount equal to 75 percent of the original principal amount the Purchase Note.

         (b) Form of Payment. Payment by the Buyer of the Purchase Price, if any, to the Company on the Closing Date shall be made by wire transfer of funds to:

         Citibank, N.A.
         111 Wall Street
         New York, New York
         ABA No. 021000089

         For credit to the account of Morgan, Stanley & Co.
         Account No. 3889-0774
         For further credit to the account of SUGEN, Inc.
         Account No. 14-78177
         Reference:  NP

         (c) Exchange of Notes. (1) Upon the terms and subject to the conditions of this Agreement, the Buyer hereby agrees to deliver to the Company on the Exchange Date the Outstanding Note, if any, and the Company agrees (x) to deliver to the Buyer or its designee on the Exchange Date in exchange for the Outstanding Note, if any, an Exchange Note in the principal amount determined as stated opposite the heading Exchange Ratio on the signature page of this Agreement and a Warrant to purchase Warrant Notes having an aggregate principal amount equal to 75 percent of the original principal amount of the Exchange Note and (y) to pay the Buyer on the Exchange Date by wire transfer of immediately available funds to the account specified by the Buyer an amount in cash equal to the accrued and unpaid interest on the Outstanding Note, if any, to the Exchange Date. The Company agrees to cancel the Outstanding Note in full immediately after such exchange. Nothing in this Agreement shall limit the right of the Buyer to convert the Outstanding Note in accordance with the terms thereof at any time prior to the Exchange Date.

         (2) At any time on or after the Closing Date and prior to the date that is 135 days after the Closing Date, the Buyer shall have the right, exercisable by notice given to the Company, to specify an Exchange Date which is prior to the date that is 135 days after the Closing Date, but not earlier than three Trading Days after the Buyer gives such notice. If the Buyer shall have given such notice and stated in such notice that the Buyer is waiving the condition precedent in Section 7(b)(4), then the Buyer may specify that the Exchange Date shall be on the date that the Buyer gives such notice, in which case the Buyer shall be deemed to have become the holder of the Exchange Note on the date the Buyer gives such notice; provided, however, that the Buyer shall not be entitled to exercise any of the rights of a holder of the Exchange Note until the Buyer surrenders the Outstanding Note to the Company.

         (3) If the conditions precedent in Section 7(b) are not satisfied or waived by the Buyer on an Exchange Date that is on or prior to the date which is 135 days after the Closing Date, then neither the Buyer nor the Company shall have any further obligation to exchange the Outstanding Note for the Exchange Note but each of the Buyer and the Company shall remain liable for any breach of its obligations under the Transaction Documents with respect thereto.

         (d) Closing. The issuance and sale of the Purchase Note and the issuance of the Warrant referred to in Section 2(a) shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing, upon the terms and subject to the conditions of this Agreement, the Company shall issue and deliver to the Buyer the Purchase Note and such Warrant against payment by the Buyer to the Company of an amount equal to the Purchase Price, and the Buyer shall pay to the Company an amount equal to the Purchase Price against delivery of the Purchase Note and such Warrant to the Buyer.

         3. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER.

         The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

         (a) Acquisition for Investment. The Buyer is acquiring the Notes and the Warrant and will acquire the Warrant Notes, the Common Stock Warrants and the Warrant Shares for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; the Buyer will acquire any Shares issued to the Buyer prior to the SEC Effective Date of the Registration Statement covering the resale of such Shares by the Buyer for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act prior to the SEC Effective Date; and the Buyer has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom; provided, however, that by making this representation the Buyer does not agree to hold the securities for any minimum or specified period of time (unless any such holding period is required by the terms of any such exemption being relied on by the Buyer).

         (b) Accredited Investor. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3) thereof;

         (c) Reoffers and Resales. The Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act;

         (d) Company Reliance. The Buyer understands that (1) the Notes are being offered and sold and the Warrants are being issued to the Buyer, (2) the Shares, the Warrant Notes and the Common Stock Warrants are being offered to the Buyer, (3) upon conversion of the Notes, the Conversion Shares will be issued to the Buyer, (4) upon exercise of the Warrants, the Warrant Notes will be issued to the Buyer, (5) upon any redemption of the Notes and the Warrants, the Common Stock Warrants will be issued to the Buyer, (6) upon exercise of the Common Stock Warrants, the Warrant Shares will be issued to the Buyer, and (7) the Interest Shares will be issued to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein and in the Questionnaire, a true and accurate copy of which has been delivered by the Buyer to the Company, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities; and the information with respect to the Buyer set forth in the Questionnaire is accurate and complete in all material respects;

         (e) Information Provided. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Notes and issuance of the Warrants, and the offer of the Warrant Notes, the Conversion Shares, the Common Stock Warrants, and the Warrant Shares deemed relevant by them (assuming the accuracy and completeness of the SEC Reports and of the Company's responses to the Buyer's requests); the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and have received satisfactory answers to any such inquiries (assuming the accuracy and completeness of the SEC Reports and the Company's responses to the Buyer's requests); without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports and the Disclosure Schedule; in connection with its decision to purchase the Notes and to acquire the Warrants, the Buyer has relied solely upon the SEC Reports, the Disclosure

Schedule, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer or its advisors, if any; the Buyer understands that its investment in the Securities involves a high degree of risk; and the Buyer understands that the offering of the Notes and the Warrants is being made to the Buyer as part of an offering without any minimum or maximum amount of the offering (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Buyer to purchase the Notes and to acquire the Warrants);

         (f) Absence of Approvals. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

         (g) Securities Purchase and Exchange Agreement. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law; and

         (h) Buyer Status. The Buyer is not a "broker" or "dealer" as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

         4. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

         The Company represents and warrants to the Buyer that the following matters are true and correct on the date of execution and delivery of this Agreement, will be true and correct on the Closing Date and, to the extent stated in Section 7(b) will be true and correct on the Exchange Date, and the Company covenants and agrees with the Buyer as follows:

         (a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority (i) to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents being executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company has no Subsidiaries except as set forth on Schedule 4(a).

         (b) Qualifications. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

         (c) Capitalization. (1) The authorized capital of the Company consists of (a) 30,000,000 shares of Common Stock, of which 16,734,113 shares were outstanding at the close of business on March 10, 1999 and (b) 20,000,000 shares of Preferred Stock, $.01 par value, of which 300,000 shares have been designated Series A Junior Participating Preferred Stock, none of which is outstanding; from March 10, 1999 to the Closing Date there will be (x) no material increase in the number of shares of Common Stock outstanding (except for shares of Common Stock issued upon exercise of options and warrants outstanding on the date hereof or options or similar rights granted subsequent to the date of this Agreement pursuant to the Company's stock option plans in effect on the date of this Agreement and except for shares of Common Stock issued upon conversion or in payment of interest on the Company's 5% Senior Custom Convertible Notes due 2002 that are outstanding on the date of this Agreement) and (y) no issuance of securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock (except for securities issued pursuant to the Other Securities Purchase Agreements and except for Preferred Share Purchase Rights issuable in connection with the issuance of shares of Common Stock issued in accordance with the immediately preceding clause (x)). The 1997 10-K discloses as of December 31, 1997 all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into or exchangeable for, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities; and from December 31, 1997 to the date hereof there has been, and to the Closing Date there will be, no material change in the amount or terms of any of the foregoing except for the grant of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement and except as disclosed in the SEC Reports.

         (2) The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (A) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (B) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary; and, immediately following the Closing Date, after giving effect to any antidilution or similar adjustment arising by reason of issuance of the Notes and the Other Notes and the other transactions contemplated by this Agreement, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, other rights and stock option and similar plans (excluding the Notes and the Other Notes and the other transactions contemplated by this Agreement) will be 5,729,664. No antidilution adjustment will occur with respect to any outstanding class or series of securities of the Company by reason of issuance, conversion or exercise of the Securities or the other transactions contemplated by this Agreement except as set forth on Schedule 4(c) of the Disclosure Schedule. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and all of such options, warrants and other rights have been duly authorized by the Company. None of the holders of such outstanding shares of capital stock is subject to personal liability solely by reason of being such a holder. None of the outstanding shares of capital stock and options, warrants and other rights to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. The offers and sales of the outstanding shares of capital stock of the Company and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

         (d) Material Losses. Since the date as of which information is given in the 1997 10-K or the September 1998 10-Q, neither the Company nor any Subsidiary has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

         (e) Concerning the Shares and the Common Stock. The Shares have been duly authorized and the Conversion Shares, when issued upon conversion of the Notes and the Warrant Notes, the Interest Shares, when issued in payment of interest on the Notes and the Warrant Notes, and the Warrant Shares, when issued upon exercise of the Common Stock Warrants, in each such case will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities. The Company has duly reserved 4,750,000 shares of Common Stock for issuance upon conversion of the Notes, the Warrant Notes and the Other Notes and exercise of the Common Stock Warrants, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Notes, the Warrants, the Warrant Notes, and the Common Stock Warrants as long as the Notes and the Warrant Notes may be converted or the Warrants and the Common Stock Warrants may be exercised. The Common Stock is listed for trading on Nasdaq and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since January 1, 1996 by the NASD or the Nasdaq Stock Market of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Shares will not be eligible for listing on Nasdaq.

         (f) Corporate Authorization. This Agreement and the other Transaction Documents have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and the Notes, the Warrants, each Warrant Note and the Common Stock Warrants will be, when executed and delivered by the Company, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (g) Non-contravention. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws or similar instruments of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

         (h) Approvals, Filings, Etc. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of the Transaction Documents and the issuance and sale of the Securities as contemplated by the Transaction Documents, other than (1) listing of the Shares on Nasdaq, (2) registration of the resale of the Shares under the 1933 Act as contemplated by Section 8, (3) as may be required under applicable state securities or "blue sky" laws, and (4) filing of one or more Forms D with respect to the Securities as required under Regulation D.

         (i) Information Provided. The written information provided by or on behalf of the Company to the Buyer and referred to in Section 3(e) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(i), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(i) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

         (j) Conduct of Business. Except as set forth in the SEC Reports, since December 31, 1997, neither the Company nor any Subsidiary has (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on such date; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute a Repurchase Event. Except as disclosed in the SEC Reports, the Company and each Subsidiary owns, possesses or has obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its business or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

         (k) SEC Filings. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since January 1, 1997. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Registrable Securities by the Buyer and any other Investor. The Company has not filed any reports with the SEC under the 1934 Act since December 31, 1997 other than the SEC Reports.

         (l) Absence of Certain Proceedings. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or, to the knowledge of the Company and the Subsidiaries, threatened against or affecting the Company or any Subsidiary wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; the Company does not have pending before the SEC any request for confidential treatment of information and, to the best of the Company's knowledge, no such request will be made by the Company prior to the SEC Effective Date except as set forth in Schedule 4(l) of the Disclosure Schedule; and to the best of the Company's knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any current director or officer of the Company.

         (m) Liabilities. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, neither the Company nor any Subsidiary has any material (individually or in the aggregate) liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1997, neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of its business and as set forth in the SEC Reports.

         (n) Absence of Certain Changes. Since December 31, 1997, there has been no material adverse change in the business, properties, operations, condition (financial or other), results of operations or, to the best knowledge of the Company and the Subsidiaries, prospects of the Company and the Subsidiaries, taken as a whole, except as disclosed in the SEC Reports.

         (o) Intellectual Property. Except as disclosed in the SEC Reports, each of the Company and each Subsidiary (1) to the knowledge of the Company and the Subsidiaries after reasonable investigation for the purposes hereof, owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Reports or owned or used by it or which are necessary for the conduct of its business, except for failure to own or possess any such rights as would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (2) has no reason to believe, and is not aware of any claim, that the conduct of its business will conflict with any such rights of others which conflict or claim is material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

         (p) Internal Accounting Controls. The Company maintains a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the 1934 Act in all material respects.

         (q) Compliance with Law. To the best knowledge of the Company and the Subsidiaries, neither the Company nor any Subsidiary is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; and the Company and the Subsidiaries are not aware of any pending investigation which would reasonably be expected to lead to such a claim.

         (r) Properties. Except as disclosed in Schedule 4(r) of the Disclosure Schedule, the Company and each Subsidiary has good title to all property real and personal (tangible and intangible) and other assets owned by it which are individually or in the aggregate material to the Company and the Subsidiaries, taken as a whole, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company and the Subsidiaries. To the best knowledge of the Company and the Subsidiaries, the leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal, which individually or in the aggregate are material to the Company and the

Subsidiaries, taken as a whole, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

         (s) Labor Relations. No material labor problem exists or, to the knowledge of the Company and the Subsidiaries, is imminent with respect to any of the employees of the Company or any Subsidiary.

         (t) Insurance. The Company and each Subsidiary maintains insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties.

         (u) Tax Matters. The Company and each Subsidiary has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or any Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, might have) a material adverse effect on the business, properties, operations, condition (financial or other), results of operations, or prospects of the Company and the Subsidiaries, taken as a whole.

         (v) Investment Company. Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment
Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

         (w) Absence of Brokers, Finders, Etc. No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement other than the Placement Agent, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by such entity or any other Person for any such commission, fee or other compensation.

         (x) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities (other than the Placement Agent) or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the 1933 Act.

         (y) Rights Agreement. Assuming that the Buyer does not hold any shares of Common Stock other than as acquired pursuant to this Agreement or upon conversion of the

Notes and the Warrant Notes or upon exercise of the Common Stock Warrants, and subject to the limitations on the number of shares of Common Stock that may be held by the Buyer contained therein, the execution and delivery of this Agreement by the Company, the issuance of the Securities as contemplated by the Transaction Documents and the other transactions contemplated by the Transaction Documents will not result in the Buyer becoming an "Acquiring Person," as defined in the Rights Agreement; and the holders of the Notes, the Warrant Notes and the Common Stock Warrants will be entitled, with respect to the Shares, and the holders of the Shares will be entitled, in each case to the benefits available to the holders of Common Stock under the Rights Agreement.

         (z) Certain Securities Law Matters. For purposes of Rule 144, the Buyer will be entitled to tack the holding period of the Outstanding Note to the holding period of the Exchange Note issued to the Buyer in exchange for the Outstanding Note and, based on the law in effect on the date of this Agreement, the Company will not take a contrary position on such matter.

         5. CERTAIN COVENANTS AND WAIVER.

         (a) Transfer Restrictions. The Buyer acknowledges and agrees that (1) the Notes and the Warrants to be issued and any Warrant Notes and Common Stock Warrants which may be issued to it hereunder are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Notes, the Warrants, the Warrant Notes, and Common Stock Warrants may not be transferred unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note, the Warrant, the Warrant Note, or the Common Stock Warrant or the portion thereof to be transferred may be transferred without such registration or unless transferred in accordance with Rule 144A to a QIB; (2) no sale, assignment or other transfer of any Note, Warrant, Warrant Note, or Common Stock Warrant or any interest therein may be made except in accordance with the terms thereof;
(3) the Shares are not transferable in the absence of registration under the 1933 Act and applicable state securities laws, or applicable exemptions therefrom; (4) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (5) the Company is under no obligation to register the Securities (other than registration of the resale of Registrable Securities in accordance with Section 8) under the 1933 Act or, except as provided in Sections 5(d) and 8, Section 3.12 of the Notes and the Warrant Notes, Section 18 of the Warrants, and Section 17 of the Common Stock Warrants, to comply with the terms and conditions of any exemption thereunder. Prior to the time particular Shares are eligible for resale under Rule 144(k), the Buyer may not transfer such Shares in a transaction which does not constitute a transfer thereof pursuant to the Registration Statement relating to such Shares in accordance with the plan of distribution set forth therein or in any supplement to the Prospectus unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Shares may be transferred without registration under the 1933 Act. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender.

         (b) Restrictive Legends. (1) The Buyer acknowledges and agrees that the Notes and the Warrant Notes shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Notes and the Warrant Notes):

     This Note has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. The issuance to the holder of this Note of the shares of Common Stock issuable upon conversion of this Note, in payment of interest on this Note and upon exercise of Common Stock Warrants issuable upon redemption of this Note are not covered by a registration statement under the 1933 Act or registration under state securities laws. This Note has been acquired for investment only and may not be sold, transferred or assigned unless (1) the resale hereof is registered under the 1933 Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required or (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

         (2) The Buyer further  acknowledges  and agrees that each Warrant shall
bear  a  restrictive   legend  in  substantially   the  following  form  (and  a
stop-transfer order may be placed against each Warrant);

     This Warrant has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or applicable state securities laws and may not be sold, transferred or assigned unless (1) the resale hereof is registered under the 1933 Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required or (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

     This Warrant is issued pursuant to a Securities Purchase and Exchange Agreement, dated as of March 19, 1999, by and between the Company and the original holder of this Warrant, as amended from time to time, and the holder of this Warrant and this Warrant are subject to certain of the terms of the Securities Purchase and Exchange Agreement.

         (3) The Buyer further acknowledges and agrees that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by
Section 8 or are eligible for resale under Rule 144(k) under the 1933 Act, the certificates for the Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under said Act.

         (4) Once the Registration Statement has been declared effective, or particular Shares are eligible for resale pursuant to Rule 144(k) under the 1933 Act, thereafter (A) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any such Shares issued prior to the SEC Effective Date or the time of such eligibility, as the case may be, which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three days after surrender of such certificates by the Buyer and (B) the Company shall not place any restrictive legend on certificates for such Shares subsequently issued or impose any stop-transfer restriction thereon.

         (c) Nasdaq Listing; Reporting Status. Not later than the Business Day following the Closing Date, the Company will file with Nasdaq an application or other document required by Nasdaq for the listing of the Shares with Nasdaq and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any portion of any of the Securities, the Company will use its best efforts to maintain the listing of the Common Stock on Nasdaq or another national securities exchange. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. So long as the Buyer beneficially owns any of the Securities, the Company shall furnish to the Buyer copies of all reports and other information filed by the Company with the SEC pursuant to Sections 13, 14(a), 14(c) and 15(d) of the 1934 Act promptly, but in no event later than ten days, after the same are filed with the SEC.

         (d) Form D. The Company agrees to file one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

         (e) State Securities Laws. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the offer and sale of the Securities to the Buyer as contemplated by the Transaction Documents under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. In connection with the foregoing obligations of the Company in this Section 5(e), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(e), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or
(5) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish the Buyer with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

         (f) Limitation on Certain Actions. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Notes, the Company (1) shall comply with Article III of the Notes as if the Notes were outstanding, (2) shall not take any action which, if the Notes were outstanding, (A) would constitute an Event of Default or, with the giving of notice or the passage of time, or both, would constitute an Event of Default or
(B)
would constitute a Repurchase Event or, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event.

         (g) Use of Proceeds. The Company represents and agrees that: (1) it does not own or have any present intention of acquiring any Margin Stock; (2) the proceeds of sale of the Notes, the Warrant Notes and the Warrant Shares will be used for general working capital purposes and in the operation of the Company's business; (3) none of such proceeds will be used, directly or indirectly (A) to make any loan to or investment in any other Person or (B) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

         (h) Best Efforts. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Notes and issue and acquire the Warrants set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date. If the Buyer or the Company shall exercise any of its rights under the Warrants, each of the parties shall use its best efforts timely to satisfy each of the applicable conditions to the other party's obligations thereunder on or before the applicable date for closing the particular transaction.

         (i) Debt Obligation. So long as any portion of any Note or Warrant Note is outstanding, the Company shall cause its books, records and financial statements to reflect the Notes and the Warrant Note as debts of the Company in the unpaid principal amount thereof and, whenever appropriate, as valid senior debt obligations of the Company for money borrowed.

         (j) Buyer's Waiver. The Buyer, on behalf of itself and any subsequent holder of the Outstanding Note, hereby waives any requirements or restrictions contained in the Outstanding Note which would restrict or prohibit the transactions contemplated by this Agreement and the Other Securities Purchase Agreements and any "Event of Default" under and as defined in the Outstanding Note (and the consequences thereof) which would otherwise arise from the execution and delivery of this Agreement and the Other Securities Purchase Agreements and completion of the transactions contemplated hereby and thereby.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND EXCHANGE.

         The Buyer understands that the Company's obligations to sell to the Buyer the Purchase Note and to issue to the Buyer the Warrant to be issued to the Buyer pursuant to Section 2(a) on the Closing Date and to issue to the Buyer the Exchange Note, if any, and to issue to the Buyer the Warrant to be issued to the Buyer pursuant to Section 2(c) in exchange for the Outstanding Note, if any, on the Exchange Date are conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

         (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

         (b) The representations and warranties of the Buyer contained in this Agreement and in the Questionnaire shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer required to be performed by the Buyer on or before the Closing Date; and

         (c) No event which, if the Notes were outstanding (1) would constitute an Event of Default under and as defined in the Notes or, with the giving of notice or the passage of time, or both, would constitute an Event of Default under and as defined in the Notes shall have occurred and be continuing or (2) would constitute a Repurchase Event under and as defined in the Notes or, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event under and as defined in the Notes shall have occurred and be continuing unless the Buyer shall have waived in writing such (and only such) Event of Default or Repurchase Event, as the case may be, and the rights of the Buyer under the Notes with respect to such (and only such) Event of Default or Repurchase Event, as the case may be.

         7. CONDITIONS TO THE BUYER'S OBLIGATIONS TO PURCHASE AND EXCHANGE.

(a) Closing Date. The Company understands that the Buyer's obligation to purchase from the Company the Purchase Note and to acquire from the Company the Warrant to be acquired from the Company pursuant to Section 2(a) on the Closing Date and to exchange the Outstanding Note, if any, for the Exchange Note, if any, on the Exchange Date are conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

         (1) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

         (2) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date and except for the approvals referred to in clause (3) of Section 4(h), which shall have been obtained on or before the Closing Date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date;

         (3) No event which, if the Notes were outstanding (1) would constitute an Event of Default under and as defined in the Notes or, with the giving of notice or the passage of time, or both, would constitute an Event of Default under and as defined in the Notes shall have occurred and be continuing or (2) would constitute a Repurchase Event or, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event under and as defined in the Notes shall have occurred and be continuing;

         (4) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer to the effect set forth in subparagraphs (1), (2), and (3) of this Section 7(a);

         (5) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, of the Secretary of the Company certifying (A) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date,
(B) all resolutions of the Board of Directors (and committees thereof) of the Company relating to the Transaction Documents and the transactions contemplated hereby and (C) such other matters as reasonably requested by the Buyer;

         (6) The Transfer Agent shall have acknowledged receipt of the Issuing Agent Instruction;

         (7) On the Closing Date, the Buyer shall have received an opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of Annex IV to this Agreement;

         (8) On the Closing Date, the Buyer shall have received an opinion of Lyon & Lyon LLP, special counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of Annex V to this Agreement; and

         (9) On the Closing Date (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of California or the State of New York shall not have been declared by either federal or state authorities.

         (b) Exchange Date. The Company understands that, in addition to the conditions precedent in Section 7(a), the Buyer's obligation to exchange the Outstanding Note, if any, for the Exchange Note, if any, on the Exchange Date is conditioned upon satisfaction of the following conditions precedent on the Exchange Date (any or all of which may be waived by the Buyer in its sole discretion):

         (1) On the Exchange Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

         (2) The representations and warranties of the Company contained in this Agreement insofar as they relate to the Exchange Note and the Warrants issuable pursuant to Section 2(c) shall have been true and correct on the date of this Agreement and shall be true and correct on the Exchange Date as if given on and as of the Exchange Date (except for representations given as of a specific date, which representations shall be true and correct as of such date and except for the approvals referred to in clauses (1) through (4) of Section 4(h), which shall have been obtained on or before the Exchange Date), and on or before the Exchange Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Exchange Date;

         (3) No Event of Default under and as defined in the Notes and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under and as defined in the Notes shall have occurred and be continuing and (2) no Repurchase Event and no event which, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event under and as defined in the Notes shall have occurred and be continuing;

         (4) The Company shall have delivered to the Buyer a certificate, dated the Exchange Date, duly executed by its Chief Executive Officer or Chief Financial Officer to the effect set forth in subparagraphs (1), (2), and (3) of this Section 7(b);

         (5) The SEC Effective Date shall have occurred and the Registration Statement shall be effective and available for use under the 1933 Act by the Buyer for resale of the Registrable Securities required to be included therein; and

         (6) On the Exchange Date (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of California or the State of New York shall not have been declared by either federal or state authorities.

         8. REGISTRATION RIGHTS.

         (a) Mandatory Registration. (1) The Company shall prepare and, on or prior to the date which is 30 days after the Closing Date, file with the SEC a Registration Statement on Form S-3 which covers the resale by the Buyer of (A) a number of shares of Common Stock equal to at least the number of Conversion Shares issuable to the Buyer under the Purchase Note and the Warrant Notes, determined as if the Purchase Note and the Warrant Notes, together with three months' accrued and unpaid interest thereon, were converted in full at the Conversion Price in effect on the SEC Filing Date, and (B) such additional number of shares of Common Stock as the Company shall in its discretion determine to register in connection with the issuance of the Interest Shares and Warrant Shares, as Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, the Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Notes and the Warrant Notes or exercise of the Common Stock Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (2) Prior to the SEC Effective Date the Company will not, without the prior written consent of the Majority Holders, request the acceleration of any other registration statement filed with the SEC, and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file or as to which the Company is required to request acceleration pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

         (3) The Company shall use its best efforts to maintain its eligibility to use Form S-3 for registration of the resale of shares of its Common Stock under the 1933 Act so long as Form S-3 is generally available for use by registrants for registration of the resale of common stock, and if Form S-3 is rescinded by the SEC or, despite such efforts, the Company is ineligible to use Form S-3 then the Company will use commercially reasonable efforts to become eligible and maintain its eligibility to use "short form" for registration of the resale of shares of its Common Stock; provided, however, that nothing in this Section 8(a)(3) shall require the Company to issue shares of its Common Stock in order to meet any public "float" requirement for eligibility to use any such registration form or to meet any asset, net worth or tangible asset requirement for eligibility to use any such registration form.

         (b) Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

         (1) use its best efforts to cause the Registration Statement to become effective as promptly as possible after the Closing and to keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8(c)(4), any Investor is entitled to sell Registrable Securities pursuant to the Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (2) subject to Section 8(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the
Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

         (3) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto and the Prospectus and each amendment or supplement thereto, (2) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which the Buyer hereby agrees to keep confidential as a confidential Record in accordance with Section 8(b)(9) and (3) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

         (4) subject to Section 8(b)(5), use its best efforts (i) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities reasonably request,
(ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

         (5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of an event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from an Investor of new or additional information about such Investor or its intended plan of distribution of its Registrable Securities, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

         (B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that the aggregate number of Trading Days on which any Blackout Period is in effect may not exceed 20 Trading Days (whether or not consecutive) in any period of 12 consecutive months; and provided further, however, that no Blackout Period may commence within 40 Trading Days after the end of an earlier Blackout Period;

         (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

         (7) permit the Investors who hold Registrable Securities being included in the Registration Statement, at such Investors' sole cost and expense (except as otherwise specifically provided in Section 10(k)) to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least five Business Days prior to their filing with the SEC and shall not file any such document to which any Investor reasonably objects; provided, however, that all comments by such Investors shall be given to the Law Offices of Brian W Pusch (or such other counsel as designated by Investors who hold a majority in interest of the Registrable Securities proposed to be offered by the Registration Statement) to convey to the Company;

         (8) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the SEC Effective Date of the Registration Statement;

         (9) make available for inspection by any Investor and any Inspector retained by such Investor at such Investor's sole expense, all Records as shall be reasonably necessary to enable such Investor to exercise its due diligence responsibility with respect to Section 11 of the 1933 Act as it relates to the Registration Statement or any amendment thereof, and cause the Company's officers to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that such Investor shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination such Investor is so notified, unless (i)the disclosure of such Record is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iii) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement; provided further, however, that each Investor understands that in the course of exercising the rights provided in this Section 8(b)(9) such Investor may come into possession of material non-public information about the Company and that by reason of the requirements of the 1934 Act any such Investor who possesses such material non-public information may be restricted in making purchases and sales of the Common Stock unless such information has been publicly disclosed. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(b)(9), which agreement shall permit such Inspector to disclose Records to the Investor who has retained such Inspector. Each Investor agrees that it shall, upon learning that disclosure of such

Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iii) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

         (10) use its best efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed on Nasdaq or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

         (11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

         (12) cooperate with the Investors who hold Registrable Securities being offered pursuant to the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date, the Company shall deliver (i) to the Transfer Agent (with copies to the Investors whose Registrable Securities are included in the Registration Statement) an instruction substantially in the form of Annex VI to this Agreement and (ii) shall cause legal counsel selected by the Company to deliver to the Investors whose Registrable Securities are included in the Registration Statement and, if required by the Transfer Agent, to the Transfer Agent opinions of counsel, in the forms of Annex VII and Annex VIII to this Agreement; and

         (13) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act.

         (c) Obligations of the Buyer and other Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

         (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company the Required Information and shall execute such documents in connection with such registration as the Company may reasonably request. At least four Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the Required Information if any of such Investor's Registrable Securities are eligible for inclusion in the Registration Statement. If at least one Business Day prior to the SEC Filing Date the Company has not received the Required Information from an Investor, then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor; provided, however, that nothing herein shall relieve the Company of its obligation to register the resale of such Investor's Registrable Securities promptly after such Investor provides the Required Information to the Company.

         (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

         (3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as otherwise in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

         (4) Each  Investor  acknowledges  that  during the times  specified  in
Section 8(b)(5) or 8(b)(6) the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus in accordance with Section 8(b)(5) or 8(b)(6) during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of the Prospectus and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor an amended or supplemented Prospectus;

         (5) In connection with any sale of Registrable Securities which is made by an Investor pursuant to the Registration Statement (A) if such sale is made through a broker, such Investor shall instruct its broker or brokers to deliver the Prospectus to the purchaser or purchasers in connection with such sale, shall supply copies of the Prospectus to such broker or brokers and shall instruct such broker or brokers to deliver such Prospectus to the purchaser in such sale or such purchaser's broker, (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), such Investor shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale; and

         (6) Each Investor agrees to notify the Company promptly after the event of the completion of the sale by such Investor of all Registrable Securities to be sold by such Investor pursuant to the Registration Statement.

         (d) Rule 144. With a view to making available to each Investor the benefits of Rule 144, the Company agrees:

         (1) to promptly furnish to each Investor so long as such Investor owns Registrable Securities, such information as may be necessary to permit each Investor to sell Registrable Securities pursuant to Rule 144 without registration; and

         (2) if at any time the Company is not required to file such reports with the SEC under Sections 13 or 15(d) of the 1934 Act, to use its best efforts to, upon the request of an Investor, make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

         9. INDEMNIFICATION AND CONTRIBUTION.

         (a) Indemnification. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by the Transaction Documents. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if the Prospectus was timely made available by the Company pursuant to Section 8(b)(3) hereof; (II) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; (III) an Indemnified Person with respect to a Claim which arises solely from the failure of such Indemnified Person to comply in any material respect with Section 8(c)(4) or 8(c)(5); and
(IV) any Investor with respect to a Claim by the Company against such Investor to the extent and solely to the extent such Investor shall have been determined by final judgment of a court of competent jurisdiction, not subject to further appeal (x) to have breached the obligation of such Investor under Section 1(b) of the Warrants to purchase Warrant Notes in accordance with the terms of such Warrants and (y) to have breached such obligation principally by reason of conduct of such Investor involving gross negligence or willful misconduct. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

         (2) In connection with the Registration Statement, each Investor whose Registrable Securities are included in the Registration Statement agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 9(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement exceeds the amount paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented.

         (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons or Indemnified Parties, as the case may be, hereunder and one separate counsel in each jurisdiction in which a Claim is pending or threatened. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         (b) Contribution. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the Claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the contribution by any seller of Registrable Securities in respect of all Claims in the aggregate shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

         (c) Other Rights. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

         10. MISCELLANEOUS.

         (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

         (b) Headings. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         (d) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Senior Vice

President and Chief Financial Officer (telephone line facsimile number (650) 553-8310), and a copy shall also be given to: Cooley Godward LLP, 3000 El Camino Real, Five Palo Alto Square, Palo Alto, California 94306, Attention: Alan C. Mendelson, Esq., and Suzanne Sawochka Hooper, Esq. (telephone line facsimile transmission number (650) 857-0663), and in the case of any notice to the Buyer, a copy shall be given to: [__________________________] (telephone line facsimile transmission number [____________]), in each case with a copy to: Diaz & Altschul Capital, LLC, 745 Fifth Avenue, Suite 1710, New York, New York 10151 (telephone line facsimile transmission number (212) 751-5757).

         (e) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyer and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

         (f) Entire Agreement; Benefit. This Agreement, including the Annexes, Schedules and Disclosure Schedule, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement, including the Annexes, Schedules and Disclosure Schedule, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns and in no event shall the Buyer have any liability to any stockholder or creditor of the Company or any other Person (other than the Company) in any way relating to or arising from this Agreement or the transactions contemplated hereby.

         (g) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

         (h) Amendment. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

         (i) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

         (j) Assignment of Certain Rights and Obligations. The rights of an Investor under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities (or all or any portion of any Note, Warrant, Warrant Note, or Common Stock Warrant) who is an "accredited investor" as that term is defined in Regulation D under the 1933 Act, only if: (1) such Investor agrees in writing with such transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such assignment, furnished with notice of (A) the name and address of such transferee and (B) the Securities with respect to which such rights and obligations are being transferred, (3) immediately following such transfer or assignment the further disposition of Registrable Securities by such transferee is restricted under the 1933 Act and applicable state securities laws, (4) at or before the time the Company received the notice contemplated by clause (2) of this sentence the transferee agrees in writing with the Company to be bound by all of the provisions contained in Sections 5(a), 5(b), 8, 9, and 10 hereof and (5) immediately after such transfer such transferee holds at least 25,000 shares of Common Stock or a portion (which, if applicable, may be all) of any Note, Warrant, Warrant Note, or Common Stock Warrant which at the time of such transfer is convertible into or exercisable for 25,000 shares of Common Stock (or any combination thereof) or such lesser amount of Common Stock that any Note, Warrant, Warrant Note, or Common Stock Warrant is convertible into or exercisable for at the time of such assignment. Upon any such assignment, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5, 8, 9, and 10 of this Agreement as if such transferee were the Buyer. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such assignment take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that the Registration Statement relating to the Registrable Securities involved in such transfer and the Prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so transferred.

         (k) Expenses. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers fees, accounting fees, and the fees and disbursements of counsel for the Company but excluding (a) fees and expenses of investment bankers retained by any Investor, (b) brokerage commissions incurred by any Investor and (c) fees and disbursements of counsel for the Investors. The Company shall pay on demand all expenses incurred by the Buyer, including reasonable fees and disbursements of counsel, as a consequence of, or in connection with (1) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (2) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer. Except as otherwise provided in this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Nothing herein shall limit the rights of the Placement Agent under its Engagement Agreement with the Company.

         (l) Termination. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

         (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

         (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

         (3) the closing shall not have occurred on a Closing Date on or before March 31, 1999, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

         (m) Survival. The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder and delivery of and payment for the Notes and issuance of the Warrants, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

         (n) Public Statements, Press Releases, Etc. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1933 Act and the rules and regulations promulgated thereunder (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

         (o) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first set forth above and on the dates set forth below their respective signatures.



Principal Amount of Purchase Note:          $

Purchase Price of Purchase Note:            $

Exchange Ratio:   Exchange Note having a principal  amount equal to ________% of
                  the  principal   amount  of  the  Outstanding   Note  that  is
                  outstanding on the Exchange Date


                                  SUGEN, INC.


                                  By:___________________________________________
                                      Name:
                                      Title:

                                  Date:  March   19, 1999

                                  [BUYER]



                                  By:___________________________________________
                                      Name:
                                      Title:

                                  Address:

                                      Attention:

                                  Facsimile No:

                                  Date: March 19, 1999